Exhibit 99.1

DESIGNATED FILER: Norimet Limited

ADDRESS:          Cassini House, 6th Floor
                  57 St. James Street
                  London SW1A 1LD
                  ENGLAND

ISSUER AND TICKER SYMBOL:  Stillwater Mining Company (NYSE:  SWC)

DATE OF EVENT REQUIRING STATEMENT:  June 23, 2003

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:  10% owner



Explanation of Response:

(A) This Form 3 is filed by Norimet Limited ("Norimet"), NN Metal Holdings SA ("NN Metal Holdings"), Norilsk Holding SA ("Norilsk Holding"), MMC Norilsk Nickel ("Norilsk Nickel"), Vladimir O. Potanin and Mikhail D. Prokhorov (each, a "Reporting Person").

(B)

----------------------------------------------------------------------------------------------------------------------
                             AMOUNT OF SECURITIES     OWNERSHIP FORM: DIRECT (D)      NATURE OF INDIRECT BENEFICIAL
     REPORTING PERSON         BENEFICIALLY OWNED           OR INDIRECT (I)                      OWNERSHIP
----------------------------------------------------------------------------------------------------------------------
Norimet Limited                   45,463,222                      D
----------------------------------------------------------------------------------------------------------------------
NN Metal Holdings SA              45,463,222                      I                                (1)
----------------------------------------------------------------------------------------------------------------------
Norilsk Holding SA                45,463,222                      I                                (1)
----------------------------------------------------------------------------------------------------------------------
MMC Norilsk Nickel                45,463,222                      I                                (1)
----------------------------------------------------------------------------------------------------------------------
Vladimir O. Potanin               45,463,222                      I                                (1)
----------------------------------------------------------------------------------------------------------------------
Mikhail D. Prokhorov              45,463,222                      I                                (1)
----------------------------------------------------------------------------------------------------------------------

(1) Includes shares owned by Norimet. Norimet is a wholly owned subsidiary of NN Metal Holdings, which is a wholly owned subsidiary of Norilsk Holding. Norilsk Holding is a wholly-owned subsidiary of Norilsk Nickel. As of September 1, 2003, Mr. Potanin and Mr. Prokhorov were each the beneficial owner of 28.75% of the stock of Norilsk Nickel.

Each Reporting Person disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, beneficial ownership of all indirectly owned securities reported on this Form 3 in excess of such Reporting Person's pecuniary interest therein, and this report shall not be deemed an admission that any Reporting Person is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.